Exhibit 99.1

Aileron Therapeutics Completes $26M Private Placement

Satter Medical Technology Partners led the private placement; Dr. Nolan Sigal, Partner at Satter

Management, joins Aileron’s Board of Directors

Watertown, Mass., April 3, 2019 (GLOBE NEWSWIRE) — Aileron Therapeutics (NASDAQ: ALRN), the clinical-stage leader in the field of stabilized cell-permeating peptides to treat cancer and other diseases, announced today the closing of its previously announced private placement of Aileron common stock and warrants, resulting in gross proceeds of $26 million, before deducting placement agent fees and offering expenses, and excluding the exercise of any warrants.

The private placement was led by Satter Medical Technology Partners, L.P. Additional participants included Jennison Associates (on behalf of certain clients) and an undisclosed institutional investor, in addition to other new and existing investors.

In connection with this financing, Aileron also announced that Dr. Nolan Sigal, a Partner at Satter, has joined Aileron’s Board of Directors.

Dr. Sigal has served as a partner at Satter Management, a private investment firm, since January 2018. From March 2008 to December 2017, Dr. Sigal was the president and chief executive officer of Tunitas Therapeutics, Inc., a private biopharmaceutical company. Prior to 2008, Dr. Sigal held various leadership positions with several public and private pharmaceutical and biotechnology companies, including Merck & Company, Trellis, Cytokinetics, and Pharmacopeia. Dr. Sigal received an A.B. from Princeton University and an M.D. and Ph.D. from the University of Pennsylvania School of Medicine.

“I believe that the application of Aileron’s proprietary peptide drug, ALRN-6924, in the indications of MDM2-amplified tumors (with Pfizer’s Ibrance®) and myelopreservation represent compelling opportunities. As a member of the Board of Directors, I look forward to helping the Company as it seeks to create value for its shareholders through the advancement of these programs,” stated Nolan Sigal, M.D., Ph.D.

“We expect that the proceeds from this closing will enable Aileron to achieve key clinical data readouts” said Dr. Manuel Aivado, M.D, Ph.D., CEO & President of Aileron. “We expect the addition of Dr. Sigal to our Board of Directors to play an important role in our success. His extensive research experience as an executive in the biotech industry makes him a welcome addition to the Aileron team.”

In the private placement the Company sold 11,838,582 units, consisting of 11,838,582 shares of common stock and associated warrants to purchase 11,838,582 shares of common stock, for a combined price of $2.01 per unit. In addition, the Company also sold 1,096,741 units, consisting of pre-funded warrants to purchase 1,096,741 shares of common stock and associated warrants to purchase 1,096,741 shares of common stock, for a combined price of $2.01 per unit.

William Blair & Company, L.L.C. acted as sole placement agent in connection with the financing.

Aileron expects to use the net proceeds from the financing to fund the further advancement of its ALRN-6924 clinical trials and research programs, including its ongoing clinical trial collaboration with Pfizer testing ALRN-6924 in combination with palbociclib in MDM2-amplified cancers and its planned Phase 1b/2 clinical trial to evaluate ALRN-6924 as a myelopreservative agent to protect against chemotherapy-induced toxicity. This use of proceeds reflects Aileron’s decision to cease enrollment and clinical development in AML/MDS in light of the Company’s resources and its re-assessment of the commercial opportunities in AML/MDS considering the rapidly evolving competitive landscape in this field.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Aileron has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon the exercise of the warrants issued in the private placement.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Aileron

Aileron is a clinical-stage biopharmaceutical company advancing a proprietary platform of cell-permeating alpha-helical peptides that address the most important intracellular targets in oncology and other therapeutic areas. Its most advanced product candidate, ALRN-6924, is a first-in-class, clinical-stage, stabilized cell-permeating alpha-helical peptide that mimics the p53 tumor suppressor protein to disrupt its interactions with MDM2 and MDMX and, for p53 wild-type tumors, can restore p53-dependent tumor suppression. ALRN-6924 is currently being evaluated in multiple clinical trials for the treatment of various cancers, including MDM2-amplified cancers.

Forward-Looking Statements

Statements in this press release about Aileron’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, including statements about the expected closing of the private placement, Aileron’s financial prospects, anticipated use of proceeds, and future operations and sufficiency of funds for future operations, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company’s strategy, financing, and clinical development plans. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Aileron’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether Aileron’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Aileron’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether the Company will be able to enter into additional collaborations; and other factors discussed in the “Risk Factors” section of Aileron’s annual report on Form 10-K for the period ended December 31, 2018, filed on March 29, 2019, and risks described in other filings that Aileron may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Aileron specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Investors:

Aileron Therapeutics

Don Dougherty, CFO

617-995-0900

ddougherty@aileronrx.com

Hans C. Vitzthum

LifeSci Advisors, LLC.

617-535-7743

hans@lifesciadvisors.com